CERTIFICATE OF AMENDMENT

                                        TO THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                          GULF EXPLORATION CONSULTANTS, INC.

                           (PURSUANT TO SECTION 242 OF THE
                         GENERAL CORPORATION LAW OF DELAWARE)

                                      * * * * *


                    GULF EXPLORATION CONSULTANTS, INC., a corporation

          organized and existing under and by virtue of the General

          Corporation Law of the State of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY THAT:

                    FIRST:  The Board of Directors by unanimous written

          consent adopted resolutions setting forth proposed amendments

          (the "Amendments") to the Certificate of Incorporation of the

          Corporation, declaring the Amendments to be advisable and calling for the submission of the Amendments to the stockholders of the

          Corporation at a special meeting of stockholders held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and stating that the Amendments will be effective only after adoption thereof by the affirmative vote of a majority of the issued and outstanding shares of voting Common

          Stock of the Corporation.

                    SECOND:  Thereafter, pursuant to a resolution of the

          Board of Directors of the Corporation, the Amendments were submitted to the holders of the issued and outstanding shares of

          Common Stock of the Corporation at a special meeting of

          stockholders of the Corporation, and a majority of the

          stockholders voted in favor of the adoption of the following resolution to amend the Certificate of Incorporation of the

          Corporation:

                    RESOLVED, that the Certificate of Incorporation
               be, and it hereby is, amended by deleting in its entirety the present Article FOURTH and substituting in lieu thereof the following new Article FOURTH:

                    "FOURTH:  The total number of shares of stock
                     --------
               which the Corporation shall have authority to issue is 15,000,000, of which stock 5,000,000 shares of the par value $1.00 each shall be designated Serial Preferred Stock and of which 10,000,000 shares of the par value of $.01 shall be designated Common Stock.

                    Effective as of June 17, 1996, each 50 shares of
               the issued and outstanding Common Stock, $.01 par value, of the Corporation shall be reverse split into one (1) share of Common Stock of the Corporation. This reverse split shall affect only issued and outstanding shares. The total number of shares authorized shall be as set forth in this Article FOURTH. Each record and beneficial holder of less than an aggregate of 50 shares of Common Stock of the Corporation shall be deemed by the Corporation to hold a fractional share of Common Stock. All such fractional shares of the Corporation's Common Stock are hereby rounded up or down to the nearest whole number of shares, except that holders of 25 or fewer shares in the aggregate will receive one new share.

                    The following is a statement of the powers,
               preferences and rights, and the qualifications, limitations and restrictions, of the classes of stock of the Corporation, and the authority with respect thereto expressly vested in the Board of Directors of the Corporation.

                    A.   Serial Preferred Stock

                         (1) The Serial Preferred Stock may be issued in one or more series as may be established and designated from time to time by the Board of Directors as hereinafter provided. The Board of Directors is hereby vested with authority to establish and designate any unissued shares of Serial Preferred Stock as a series of such stock. The designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Serial Preferred Stock of any such series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors and stated and expressed in a resolution or resolutions adopted by the Board of the Directors providing for the issuance of Serial Preferred Stock of such series.

                         (2)  Each series of Preferred Stock

                              (a)  may have such number of
                    shares;

                              (b)  may have such voting powers,
                    full or limited, or may be without voting powers;

                              (c)  may be subject to redemption
                    at such time or times and at such prices;

                              (d)  may be entitled to receive
                    dividends (which may be cumulative or
                    noncumulative), at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                              (e)  may have such rights upon the
                    dissolution of, or upon any distribution of the assets of, the Corporation;

                              (f)  may be made convertible into,
                    or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

                              (g)  may be entitled to the benefit
                    of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                              (h)  may be entitled to the benefit
                    of conditions and restrictions upon the
                    creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on and the purchase redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                              (i)  may have such other relative,
                    participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

               all shall be stated in said resolution or resolutions providing for the issue of such Serial Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Serial Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

                         (3) Shares of any series of Serial Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Serial Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Serial Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Serial Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Serial Preferred Stock and to any filing required by law.

                    B.   Common Stock

                         (1)  After the requirements with respect
                    to any preferential dividends upon the Serial Preferred Stock have been met, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                         (2)  Except as provided in Section C of
                    this Article Fourth, each share of Common
                    Stock shall entitle the holder thereof to one vote for each share held.

                         (3)  In the event of liquidation of the
                    Corporation, after the holders of the Serial
                    Preferred Stock of each series and any other class of stock ranking prior to the Common Stock in respect of distributions of assets on liquidation of the Corporation shall have been paid in full the amount to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Serial Preferred Stock and any other class of stock ranking prior to the Common Stock.

                    C.   Provisions applicable to all Capital Stock

                         (1)  Except as otherwise provided by law
                    or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Serial Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes except that, with respect to any amendment of any provision of the Certificate of Incorporation which consists of a series designation, or portion thereof, for any series of Serial Preferred Stock, the holders of Common Stock shall not be entitled to any vote. Except as otherwise provided by law or in the resolution or resolutions of the Board of Directors providing for the issuance of any series of Serial Preferred Stock, the Common Stock and any other capital stock of the Corporation at the time entitled thereto shall vote together as one class.

                         (2)  Whenever the vote of stockholders
                    at a meeting thereof is required or permitted to be taken for or in connection with any corporation action, the meeting and vote of stockholders may be dispensed with an such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by statute for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

                         (3)  No stockholder of the Corporation
                    shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of stock of any class of this Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of stock of any class, without offering any such shares of stock of any class or any notes, debentures, bonds or other securities, either in whole or in part, to the existing stockholders of any class.

                         (4)  No stockholder of the Corporation
                    shall have the right of cumulative voting at any election of directors or upon any other matter."

                    THIRD:  The Amendments were duly adopted in accordance

          with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, the  undersigned has caused this Certificate to be signed by L. George Rieger, its Chairman, this 17th day of June,

          1996.

                                        GULF EXPLORATION CONSULTANTS, INC.



                                        By:  /s/ L. George Rieger
                                            ---------------------------
                                             L. George Rieger, Chairman